POWER OF ATTORNEY

Each of the undersigned Trustee and/or officer of DoubleLine ETF Trust (the “Trust”) and any series thereof (each, a “Fund”) hereby constitutes and appoints each of Ronald R. Redell, Henry V. Chase, Youse Guia, Earl A. Lariscy, Cris Santa Ana, Neal Zalvan, Adam Rossetti, Carolyn Liu-Hartman, and Jeremy C. Smith (in each case, with the foregoing list of appointees modified as may be required to avoid any individual appointing himself or herself by this instrument) and each of them singly, with full powers of substitution and resubstitution, his or her true and lawful attorney, with full power to each of them to sign for him or her, and in his or her name and in the capacities indicated below with respect to the Trust, the Registration Statement on Form N-14 of the Trust, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, granting unto said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney or his or her substitute lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Date

/s/Jeffrey E. Gundlach		October 9, 2025
Jeffrey E. Gundlach	Trustee

/s/ Joseph J. Ciprari		October 12, 2025
Joseph J. Ciprari	Trustee

/s/ William A. Odell		October 9, 2025
William A. Odell	Trustee

/s/ Yury Friedman		October 10, 2025
Yury Friedman	Trustee

/s/ John C. Salter		October 15, 2025
John C. Salter	Trustee

/s/ Ronald R. Redell		October 9, 2025
Ronald R. Redell
Trustee and President
(Principal Executive
Officer)

/s/ Henry V. Chase		October 9, 2025
Henry V. Chase	Treasurer
(Principal Financial and
Accounting Officer)

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